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                                                                 EXHIBIT 23.4.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendent No. 2 to this registration statement of Cabot Industrial Trust on Form S-3 of our report dated July 1, 1998 on our audits of the historical cost basis combined financial statements of Orlando Central Park and 500 Memorial Drive as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 which report is included in Cabot Industrial Trust's registration statement on Form S-11 (No. 333-61543). We also consent to the reference to our firm under the caption "Experts."

                                     PricewaterhouseCoopers LLP

New York, New York
April 7, 1999